Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U. S. C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Community Bancorp. (the "Company") on Form 10-K/A for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:  1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

     A signed original of this written statement required by Section 906 has been provided to Community Bancorp. and will be retained by Community Bancorp. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Louise M. Bonvechio
Louise M. Bonvechio, Vice President & CFO

March 27, 2009